Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Joint Proxy Statement/Consent Solicitation Statement/Prospectus constituting a part of this Registration Statement on Amendment No.2 to Form S-4 of our report dated May 25, 2021, relating to the financial statements of Galileo Acquisition Corp., which is contained in that Joint Proxy Statement/Consent Solicitation Statement/Prospectus. We also consent the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

August 16, 2021